EXHIBIT 10.3

U.S. Small Business Administration SECURITY AGREEMENT

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SBA Loan #	EIDL4316357010
Debtor (Exact full legal name of individual(s), corporation, LLC, partnership, or other organization	STRATA SKIN SCIENCES, INC.
Borrower	STRATA SKIN SCIENCES, INC.
Secured Party	The Small Business Administration, an Agency of the U.S. Government
Date	March 26, 2020
Note Amount	$500,000.00

1.	DEFINITIONS.

Unless otherwise specified, all terms used in this Agreement will have the meanings ascribed to them under the Official Text of the Uniform Commercial Code, as it may be amended from time to time, (“UCC”). “SBA” means the Small Business Administration, an Agency of the U.S. Government.

2.	GRANT OF SECURITY INTEREST.

For value received, the Debtor grants to the Secured Party a security interest in the property described below in paragraph 4 (the “Collateral”).

3.	OBLIGATIONS SECURED.

This Agreement secures the payment and performance or: (a) all obligations under a Note dated March 26, 2020, made by STRATA SKIN SCIENCES, INC., made payable to SBA, in the amount of $500,000.00 (“Note”), including all costs and expenses (including reasonable attorney's fees), incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the Note: (b) all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the protection, maintenance and enforcement of the security interest hereby granted; (c) all obligations of the Debtor in any other agreement relating to the Note; and (d) any modifications, renewals, refinancings, or extensions of the foregoing obligations.

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The Note and all other obligations secured hereby are collectively called the·“Obligations”.

4.	COLLATERAL DESCRIPTION.

Borrower/Debtor hereby grants to Lender, the secured party hereunder, a continuing security interest in and to any and all Collateral as described herein to secure payment and performance of all debts, liabilities and obligations of Borrower to Lender hereunder without limitation, including but not limited to all interest, other fees and expenses.

The Collateral includes the following property that Borrower/Debtor now owns or shall acquire or create immediately upon the acquisition or creation thereof: All tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort  claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto.

5.	RESTRICTIONS ON COLLATERAL TRANSFER.

Debtor will not sell, lease, license or otherwise transfer (including by granting security interests, liens, or other encumbrances in) all or any part of the Collateral or Debtor’s interest in the Collateral without Secured Party's written or electronically communicated approval, except that Debtor may sell inventory in the ordinary course of business on customary terms. Debtor may collect and use amounts due on accounts and other rights to payment arising or created in the ordinary course of business, until notified otherwise by Secured Party in writing or by electronic communication.

6.	MAINTENANCE AND LOCATION OF COLLATERAL; INSPECTION; INSURANCE.

Debtor must promptly notify Secured Party by written or electronic communication of any change in location of the Collateral, specifying the new location. Debtor hereby grants to Secured Party the right to inspect the Collateral at all reasonable times and upon reasonable notice. Debtor must: (a) maintain the Collateral in good condition; (b) pay promptly all taxes, judgments, or charges of any kind levied or assessed thereon; (c) keep current all rent or mortgage payments due, if any, on premises where the Collateral is located: and (d) maintain hazard insurance on the Collateral, with an insurance company and in an amount approved by Secured Party (but in no event less than the replacement cost of that Collateral), and including such terms as Secured Party may require including a Lender's Loss Payable Clause in favor of Secured Party. Debtor hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Debtor’s name all proofs of loss, drafts, checks and any other documents necessary for Secured Party to obtain such payments.

7.	CHANGES TO DEBTOR’S LEGAL STRUCTURE, PLACE OF BUSINESS, JURISDICTION OF ORGANIZATION, OR NAME.

Debtor must notify Secured Party by written or electronic communication not less than 30 days before taking any of the following actions: (a) changing or reorganizing the type of organization or form under which it does business: (b) moving, changing its place of business or adding a place of business: (c) changing its jurisdiction of organization: or (d) changing its name. Debtor will pay for the preparation and filing of all documents Secured Party deems necessary to maintain, perfect and continue the perfection of Secured Party's security interest in the event of any such change.

8.	PERFECTION OF SECURITY INTEREST.

Debtor consents, without further notice, to Secured Party's filing or recording of any documents necessary to perfect, continue, amend or terminate its security interest. Upon request of Secured Party, Debtor must sign or otherwise authenticate all documents that Secured Party deems necessary at any time to allow Secured Party to acquire, perfect, continue or amend its security interest in the

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Collateral. Debtor will pay the filing and recording costs of any documents relating to Secured Party's security interest. Debtor ratifies all previous filings and recordings, including financing statements and notations on certificates of title. Debtor will cooperate with Secured Party in obtaining a Control Agreement satisfactory to Secured Party with respect to any Deposit Accounts or Investment Property, or in otherwise obtaining control or possession of that or any other Collateral.

9.	DEFAULT.

Debtor is in default under this Agreement if: (a) Debtor fails to pay, perform or otherwise comply with any provision or this Agreement; (b) Debtor makes any materially false representation, warranty or certification in, or in connection with, this Agreement, the Note, or any other agreement related to the Note or this Agreement (c) another secured party or judgment creditor exercises its rights against the Collateral: or (d) an event defined as a “default” under the Obligations occurs. In the event of default and if Secured Party requests, Debtor must assemble and make available all Collateral at a place and time designated by Secured Party. Upon default and at any time thereafter, Secured Party may declare all Obligations secured hereby immediately due and payable, and, in its sole discretion, may proceed to enforce payment of same and exercise any of the rights and remedies available to a secured party by law including those available to it under Article 9 of the UCC that is in effect in the jurisdiction where Debtor or the Collateral is located. Unless otherwise required under applicable law, Secured Party has no obligation to clean or otherwise prepare the Collateral for sale or other disposition and Debtor waives any right it may have to require Secured Party to enforce the security interest or payment or performance of the Obligations against any other person.

10.	FEDERAL RIGHTS.

When SBA is the holder of the Note, this Agreement will be construed and enforced under federal law, including SBA regulations. Secured Party or SBA may use state or local procedures for filing papers, recording documents, giving notice, enforcing security interests or liens, and for any other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Agreement, Debtor may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

11.	GOVERNING LAW.

Unless SBA is the holder of the Note, in which case federal law will govern, Debtor and Secured Party agree that this Agreement will be governed by the laws or the jurisdiction where the Debtor is located, including the UCC as in effect in such jurisdiction and without reference to its conflicts of laws principles.

12.	SECURED PARTY RIGHTS.

All rights conferred in this Agreement on Secured Party are in addition to those granted to it by law, and all rights are cumulative and may be exercised simultaneously. Failure of Secured Party to enforce any rights or remedies will not constitute an estoppel or waiver of Secured Party's ability to exercise such rights or remedies. Unless otherwise required under applicable law, Secured Party is not liable for any loss or damage to Collateral in its possession or under its control, nor will such loss or damage reduce or discharge the Obligations that are due, even if Secured Party's actions or inactions caused or in any way contributed to such loss or damage.

13.	SEVERABILITY.

If any provision of this Agreement is unenforceable, all other provisions remain in effect.

14.	DEBTOR CERTIFICATIONS.

Debtor certifies that: (a) its Name (or Names) as stated above is correct: (b) all Collateral is owned or titled in the Debtor's name and not in the name of any other organization or individual; (c) Debtor

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has the legal authority to grant the security interest in the Collateral: (d) Debtor's ownership in or title to the: Collateral is free of all adverse claims, liens, or security interests (unless expressly permitted by Secured Party): (e) none of the Obligations are or will be primarily for personal, family or household purposes: (f) none of the Collateral is or will be used, or has been or will be bought primarily for personal, family or household purposes: (g) Debtor has read and understands the meaning and effect of all terms of this Agreement.

15.	DEBTOR NAME(S) AND SIGNATURE(S).

By signing or otherwise authenticating below, each individual and each organization becomes jointly and severally obligated as a Debtor under this Agreement.

Corporate Execution:
STRATA SKIN SCIENCES, INC.

BY:	/s/ Dolev Rafaeli
DOLEV RAFAELI, PRESIDENT

BY:	/s/ Jay Sturm
JAY STURM, SECRTARY

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